Exhibit 10.2

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement is entered into between Tim Dales, ("Consultant") and VillageEDOCS ("Client").  And whereas Client desires to engage Consultant as an independent contractor to consult with Client on matters pertaining to Client's business, including the development and implementation of a marketing communications program.

Therefore, in consideration of the retention of Consultant by Client, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Client and Consultant agree as follows:

1.         DEFINITIONS

1.1               CLIENT. The term "Client" includes all divisions and subsidiaries of VillageEDOCs and all joint ventures and partnerships of which VillageEDOCs is a member or participant.

1.2               CONSULTANT. The term "Consultant" includes all employees, agents, and associates of named Consultant who provide services related to this agreement.

1.3               Definition of Confidential and Trade Secrets. "Confidential Information and Trade Secrets" means all information, processes, process parameters, methods, practices, fabrication techniques, technical plans, algorithms, inventions, computer software programs and related documentation, customer lists, price lists, supplier lists, marketing and business plans, financial information, and all other compilations of information (whether or not designated or marked "CONFIDENTIAL") or the like (a) which relate to the business of either party and which have not been disclosed by such party to the general public, or (b) which are received by either party from a third party under terms of non-disclosure agreement with the third party.

1.4               Agreement. "Agreement" means this Consulting Agreement, and all attachments hereto.

2.         CONSULTING SERVICES

2.1               Consulting Term. Client agrees to retain Consultant, subject to all of the terms, conditions, and provisions of this Agreement.  The initial term of this agreement is one year from the date of signatures of both parties.  After the one year the agreement converts to a month to month term.  During the term of the agreement Consultant and Client will agree on work product to be provided by Consultant and the compensation for defined work product.

The initial work product, as defined in Appendix A is to be completed during the first 120 days of this agreement.

2.2               Compensation.  As express consideration for Consultants completed work product described in Appendix A and that is accepted by Client, Client agrees to cause 80,000 shares of its common stock, par value $.001 per share, to be payable to Consultant for each 30 day period of the 120 day period Consultant is engaged for work product described in Appendix A.  Company will to the best of it's ability cause such shares to be registered with the U.S Securities and Exchange Commission on its Form S-8 or similar registration.  Consultant requires and Client agrees to compensate Consultant the total shares of this agreement (320,000) prior to work beginning.  Consultant agrees that each period's compensation is earned when Client accepts work product for that period.

2.3               Expenditures. Client shall reimburse Consultant for any reasonable expenditures incurred by Consultant on behalf of Client, in the performance of this Agreement, provided such expenditures have been approved by Client in writing (Client President or VP of Sales and Marketing) prior to Consultant incurring any such expenditure.

3.         TERMINATION

3.1               Termination by Notice. Either Client or Consultant may terminate this agreement, with 30 days notice, at any time.  If Consultant or Client terminate the agreement prior to the initial 120 day period Consultant agrees to return share certificates issued but not earned.

3.2               Termination by Default. If either party is in default of any term(s) of this Agreement, for whatever reason, the other party may withdraw from the agreement, until such time as the default is remedied, or other party may elect at any time during a default to terminate on 10 days notice, and this Agreement shall be deemed to have been terminated by defaulting party on the date set out in such notice, unless remedied prior to such date.

4.         TRADE SECRETS AND CONFIDENTIAL INFORMATION

4.1               Trade Secrets and Confidential Information.  During the term of this agreement, each of the parties hereto may be given access to or become acquainted with Confidential Information and Trade Secrets of the other party. Each party agrees not to use or disclose, directly or indirectly, any Confidential Information and Trade Secrets of the other party at any time or in any manner, except as required in the course of performance under this Agreement. The obligations of this paragraph survive the termination of this Agreement.

4.2               Restrictions on Documents and Equipment.  All documents and equipment relating to the business of Client, whether prepared or supplied by Client to Consultant or otherwise coming into Consultant's possession, are the exclusive property of Client, and all such documents and equipment will be returned to Client at the termination of this Agreement.

4.3        No Disclosure or Use from Others.  Consultant agrees not to disclose to Client or use on behalf of Client and confidential information or trade secrets obtained from other companies or persons, and not to bring confidential information or trade secrets of others onto Client's premises.

5.         OTHER RESTRICTIONS

5.1               No Commitment. Neither party is authorized to make any commitments whatsoever to a third party on behalf of the other party, and shall when appropriate inform third parties of this limitation.

5.2               Confidentiality of Agreement. Notwithstanding the right of each party to obtain legal counsel with respect to the performance of this agreement, or the right to legal enforcement of this agreement, without the prior written permission of the other party, each party shall not reveal to any third party the existence of this agreement, its terms and conditions, the nature and scope of Consultant's services for Client.

6.         GENERAL PROVISIONS

6.1               Legal Fees. If any arbitration, litigation, or other legal proceeding occurs between the parties relating to this Agreement, the prevailing party shall be entitled to recover (in addition to any other relief awarded or granted) its reasonable costs and expenses, including attorneys' fees, incurred in the proceeding.

6.2               Independent Contractor. This Agreement does not constitute a partnership agreement, nor does it create a joint venture or agency relationship between the parties. Neither party shall hold itself out contrary to the terms of this Paragraph. Neither party shall be liable for the representations, acts, or omissions of the other party contrary to the terms of this Agreement. It is specifically understood the Consultant is an independent contractor and shall not be considered as an employee of Client, and shall not represent itself as such to any third party.

6.3        Notices.  All notices, or consents required or permitted under this Agreement must be in writing and must be delivered personally, or sent by facsimile or telecopier transmission, or sent by certified or registered mail or courier to the other party at the address set forth below, or to any other address given by either party to the other party in writing. Any written notice so given shall be deemed to have been given on the day it was transmitted by facsimile/telecopier (provided that the original thereof is posted by registered or certified mail within two days thereafter) or three days after the day it was so mailed by registered or certified mail or upon the day it was so delivered, as the case may be.

The current addresses of the parties are as follows:

VillageEDOCs Attention: Controller 14471 Chambers Rd. Suite 105 Tustin, CA.92780	Tim Dales 23652 Via Ortega, Coto de Caza, CA 92679

6.4               Waiver and Amendment. No waiver, amendment, or modification of this Agreement shall be effective unless in writing and signed by the party against whom the waiver, amendment, or modification is sought to be enforced. No failure or delay by either party is exercising any right, power, or remedy under this Agreement shall operate as a waiver of the right, power, or remedy. No waiver of any term, condition, or default of this agreement shall be construed as a waiver of any term, condition, or default.

6.5               Successors or Assigns.  This Agreement is intended to benefit and is binding on successors and assigns of the parties, and neither party may assign the rights or duties under this Agreement without the prior written consent of the other party hereto.

6.6               Separate Enforcement of Provisions. If any provision of this Agreement is held by a court or arbitrator of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall not be enforced to the extent possible.

6.7               Governing Law and Forum. The validity, construction, and performance of this Agreement is governed by the Laws of California. Suit or arbitration with respect to this Agreement may be brought only in California.

6.8               Entire Agreement. This Agreement, including all contemporaneous attachments, constitute the complete and final agreement between the parties, and supersedes all prior negotiations and agreements between the parties concerning its subject matter.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT EFFECTIVE AS OF_______________

Consultant		Client:	VillageEDOCS
Signature:	/s/ Tim Dales	Signature:	/s/ K. Mason Conner
Printed Name:	Tim Dales	Printed Name:	K. Mason Conner
Title:		Title	President
Date:	10/28/02	Date:	10/28/02

Appendix A

Work Product to be developed by Consultant in coordination with the VP of Sales and Marketing.

1.) Channel Program

Lead Generation Program

Database Identification

Campaign Material and Implemenation Management

Pre-Sales Channel Tools

            Presentations

            Literature

Pre-Sales Channel Kit

New Channel Partner Launch Kit

2.) Lead Generation Marcom Road - Map

Public Relations Media Kit

Plan and Create Sample Kit

3.) Media Program

Articles and Editorials Calendars - Target List

I.E. People Talk, SAP Info, SAP Insider, Info Week, Telephony, Oracle Profit, CIO, OAUG Insight, Midrange Magazines, Silicon Valley Reporter, Electronic Commerce World, Business 2.0, construction marketing today, construction monthly, Insurance Journal, National Mortgage News, Wall Street Lawyer, The Complete Lawyer, etc.

Go to market plan and implementation

By Verticals

I.E. CRM, ERP, EDI.EDP, Medical, Insurance, Mortgage, Manufacturing, Legal, Construction, E-Commerce, etc.

Press Release

Schedule, authoring, management up through corporate approval (Excluding Release)

Speaking Engagement Calendar

4.) Literature Road Map

Road Map

Manage Literature Rework

Assist in Content Development

Consultant		Client:	VillageEDOCS
Signature:	/s/ Tim Dales	Signature:	/s/ K. Mason Conner
Printed Name:	Tim Dales	Printed Name:	K. Mason Conner
Title:		Title	President
Date:	10/28/02	Date:	10/28/02